RESTATED ARTICLES OF INCORPORATION
                                OF
                            GEAC, Inc.

Article I.

Pursuant to the provisions of Article 4.07 of the Texas Business Corporation Act, GEAC, Inc. hereby adopts these Restated Articles of Incorporation, which accurately copy the Articles of Incorporation and all amendments thereto that are in effect to date, and as further amended by such Restated Articles of Incorporation as hereinafter set forth, and which contain no other change in any provision thereof.

Article II.

Articles Three, Four and Seven of the Articles of Incorporation of the Corporation are hereby amended by these Restated Articles of Incorporation as follows:

                          Article Three

The purpose for which this corporation is organized is the transaction of any or all lawful business for which a corporation may be incorporated under the Texas Business Corporation Act.

                           Article Four

This Corporation is authorized to issue Thirty-Five Million
(35,000,000) shares of Capital Stock as follows:

     4.1 Common Stock. Thirty Million (30,000,000) shares of Common Stock, having the par value of $0.001 per share. The holders of Common Stock are entitled to one vote for each share held on all matters submitted to a vote of shareholders. Holders of Common Stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available therefore, subject to any preferential dividend rights of outstanding Preferred Stock. The holders of Common Stock have no preemptive, subscription, redemption or conversion rights.

     4.2  Preferred Stock.  Five Million (5,000,000) shares of
Preferred Stock subject to the following designations:

          4.2.1 One Million (1,000,000) shares are hereby designated as Series I, $0.001 par value Convertible Preferred Stock; each share of which shall be convertible, with no further consideration required, into three (3) shares of $0.001 par value Common Stock. These shares may be subject to such other terms and conditions as the Board of Directors may determine at the time of issuance, without further action of the stockholders being required. Such preferred shares may or may not be: issued in series, convertible into shares of Common Stock, redeemable by the Company, or entitled to cumulative dividends.

          4.2.2 Four Million (4,000,000) shares are hereby classified as $0.001 par value Preferred Stock and shall remain without any further designation until such time as same are issued by the Board of Directors upon such terms and conditions as may hereafter be determined, without any further action of the stockholders being required.

Unless otherwise determined by the Board of Directors at the time of issuance, none of the preferred shareholders shall have any voting rights.

     4.3 Exchange of Issued Shares. Each share of the One Hundred Thousand (100,000) shares of no par value Common Stock which are presently issued outstanding shall, upon the filing hereof by the Secretary of State of the State of Texas, be exchanged for one share of the $0.001 par value Common Stock without any further consideration being required.

                          Article Seven

The number of directors constituting the Board of Directors shall be at least one and as many as may be provided for in the By-
Laws. The names and addresses of the members of the Board of Directors as of the date hereof are:

               Bryan Efimov, 4419 Santa Fe Lane, McKinney, Texas
75070
               Theodore A. Efimove, 9114 W. 125th Street, Palos
Park, IL 60464
               Sylvia A. Efimov, 9114 W. 125th Street, Palos
Park, IL 60464

Article III.

The foregoing Amendments made by these Restated Articles of Incorporation have been effected in conformity with the provisions of the Texas Business Corporation Act and as amendment these Restated Articles of Incorporation were duly adopted by the unanimous written consent of the two shareholders owning an aggregate of 100,000 shares of Common Stock, being all of the issued and outstanding shares of this corporation, on March 31, 1998.

Article IV.

The Articles of Incorporation and all amendments and supplements thereto are hereby superseded by the following Restated Articles of Incorporation which accurately copy the entire text thereof and as amended as above set forth:

Restated Articles of Incorporation

                           Article One

The name of the corporation is GEAC, Inc..

                           Article Two

The period of its duration is perpetual.

                          Article Three

The purpose for which this corporation is organized is the transaction of any or all lawful business for which a corporation may be incorporated under the Texas Business Corporation Act.

                           Article Four

This Corporation is authorized to issue Thirty-Five Million
(35,000,000) shares of Capital Stock as follows:

     4.1 Common Stock. Thirty Million (30,000,000) shares of Common Stock, having the par value of $0.001 per share. The holders of Common Stock are entitled to one vote for each share held on all matters submitted to a vote of shareholders. Holders of Common Stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available therefore, subject to any preferential dividend rights of outstanding Preferred Stock. The holders of Common Stock have no preemptive, subscription, redemption or conversion rights.

     4.2  Preferred Stock.  Five Million (5,000,000) shares of
Preferred Stock subject to the following designations:

          4.2.1 One Million (1,000,000) shares are hereby designated as Series I, $0.001 par value Convertible Preferred Stock; each share of which shall be convertible, with no further consideration required, into three (3) shares of $0.001 par value Common Stock. These shares may be subject to such other terms and conditions as the Board of Directors may determine at the time of issuance, without further action of the stockholders being required. Such preferred shares may or may not be: issued in series, convertible into shares of Common Stock, redeemable by the Company, or entitled to cumulative dividends.

          4.2.2 Four Million (4,000,000) shares are hereby classified as $0.001 par value Preferred Stock and shall remain without any further designation until such time as same are issued by the Board of Directors upon such terms and conditions as may hereafter be determined, without any further action of the stockholders being required.

Unless otherwise determined by the Board of Directors at the time of issuance, none of the preferred shareholders shall have any voting rights.

     4.3 Exchange of Issued Shares. Each share of the One Hundred Thousand (100,000) shares of no par value Common Stock which are presently issued outstanding shall, upon the filing hereof by the Secretary of State of the State of Texas, be exchanged for one share of the $0.001 par value Common Stock without any further consideration being required.

                          Article Seven

The number of directors constituting the Board of Directors shall be at least one and as many as may be provided for in the By-
Laws. The names and addresses of the members of the Board of Directors as of the date hereof are:

               Bryan Efimov, 4419 Santa Fe Lane, McKinney, Texas
75070
               Theodore A. Efimove, 9114 W. 125th Street, Palos
Park, IL 60464
               Sylvia A. Efimov, 9114 W. 125th Street, Palos
Park, IL 60464

IN WITNESS WHEREOF, the undersigned has executed this Restated
Articles of Incorporation this 31st day of March, 1998.


                                   GEAC, Inc.


                                   By:   /s/ Bryan Efimov

                                         Bryan Efimov, President

                    State of Texas      )
                    County of Dallas    )

Before me, a notary public, on this day personally appeared Bryan
Efimov, known to me to be the person whose name is subscribed to the foregoing document, and being by me first duly sworn, declared that the statements herein contained are true and correct.

Given under my hand and seal of office this 31st day of March, 1998.


       /s/ Belia Maxwell                                    Seal:
Notary Public, State of Texas
Commission Expires: December 11, 2000


                       CORPORATE BY-LAWS
                               OF
                            GEAC, INC.

                      ARTICLE ONE - OFFICES

The initial principal office of the corporation shall be established and maintained in McKinney, Texas; or such other place within or without the State of Texas, as the Board by resolution may, from time to time, establish.

                    ARTICLE TWO - SHAREHOLDERS

2.1 PLACE OF MEETINGS. Shareholder's meetings shall be held at the principal office of the corporation, or at such other place, within or without the State of Texas, as the Board shall authorize.

2.2 ANNUAL MEETINGS. Effective calendar year 1999, the annual meeting of Shareholders shall be held on the 15th day of May at 2:00 p.m. in each year; however, if such date falls on a Sunday or a legal holiday, then such meeting shall be held on the next business day following, at the same time, whereby the Shareholders shall transact any and all business properly brought before said meeting.

2.3 SPECIAL MEETINGS. Special meetings of the Shareholders may be called by the Board or by the president, or at the written request of the Shareholders owning a majority of the stock entitled to vote at such meeting. A meeting requested by the Shareholders shall be called for a date not less than ten nor more than sixty days after such request is made. The secretary shall issue the call for the meeting unless the president, the Board or the Shareholders shall designate another to make said call.

2.4 NOTICE OF MEETINGS. All Notices for Shareholder meetings and any adjournment therefor, shall be in writing and state the purposes, time and place for the meeting. Notice shall be mailed to each Shareholder having the right and being entitled to vote at such meetings, at the last address appearing for said Shareholder upon the records of the corporation, not less than ten nor more than sixty days prior to the date set for such meeting. In the case of stock transfers occurring after such notice, no notice to the transferees shall be required. A Waiver of Notice may be made by any Shareholder, in writing, either before, during or after the meeting.

2.5 RECORD DATE. The Board may fix a record date not more than forty days prior to the date set for a meeting of Shareholders as the date as of which the Shareholders of record who have the right to and are entitled to notice of and to vote at such meeting and any adjournment thereof shall be determined. Notice that such date has been fixed may be published in the city, town or county where the principal office of the corporation is located and in each city or town where a transfer agent of the stock of the corporation is located.

2.6 VOTING. Every Shareholder shall be entitled at each meeting, and upon each proposal presented thereat, to one vote for each share of voting stock, recorded in said Shareholder's name on the books of the corporation on the record date as fixed
by the Board.   If no record date was fixed, on the date of the
meeting the Shareholder Record books shall be produced at the meeting upon the request of any Shareholder. Upon demand of any Shareholder, the vote for Directors and the vote upon any question before the meeting, shall be by written ballot. All elections for Directors shall be decided by plurality vote of the holders of the Common Stock; all other questions shall be decided by majority vote. Unless otherwise designated by the Board of Directors on their issuance, preferred Shareholders shall not have voting rights.

2.7 QUORUM. The presence, in person or by proxy, of Shareholders holding a majority of the stock of the corporation entitled to vote shall constitute a quorum at all meetings of the Shareholders. In case a quorum shall not be present at any meeting, a majority of interest of the Shareholder entitled to vote thereat present in person or by proxy, shall have power to adjourn the meeting from time to time, without notice other than by announcement at the meeting, until the requisite number of shares entitled to vote shall be represented in person or by proxy. At any such adjourned meeting at which the requisite number of shares entitled to vote is represented, any business may be transacted which might have been transacted at the meeting as originally noticed; but only those Shareholders entitled to vote at the meeting as originally noticed shall be entitled to vote at any adjournment or adjournments thereof.

2.8 PROXIES. At any Shareholders meeting, or any adjournment thereof, any Shareholder of record having the right to and entitled to vote thereat may be represented and vote by proxy appointed in a written instrument. No such proxy shall be voted after three years from the date of the instrument unless the instrument provides for a longer period. In the event that any such instrument provides for two ore more persons to act as proxies, a majority of such persons present at the meeting, or if only one be present, that one shall have all powers conferred by the proxy instrument upon all persons so designated unless the instrument shall provide otherwise.

2.9 SHAREHOLDER LIST. After fixing a record date for a meeting, the corporation shall prepare an alphabetical list of the names of all of its Shareholders who are entitled to notice of a Shareholders meeting. Such list shall be arranged by voting group with the names and addresses, number and class, and series if any, of shares held by each. This list shall be available for inspection by any Shareholder for a period of ten days prior to the meeting.

                    ARTICLE THREE - DIRECTORS

3.1 BOARD OF DIRECTORS. The business of the corporation shall be managed and its corporate powers exercised by a Board of at least One and no more than Nine directors, each of whom shall be of full age. It shall not be necessary for Directors to be Shareholders.

3.2 ELECTION AND TERM OF DIRECTORS. Directors shall be elected at the annual meeting of Shareholders and each Director shall hold office until his successor has been elected and qualified, or until the Director's prior resignation or removal.


3.3 VACANCIES. If the office of any Director, member of a committee or other office becomes vacant the remaining Directors may, by a majority vote, appoint any qualified person to fill such vacancy for the unexpired term and until a successor shall be duly chosen or elected and qualified.

3.4 REMOVAL OF DIRECTORS. Any and all of the Directors may be removed with or without cause by vote of the holders of a majority of the stock entitled to vote at a special meeting of Shareholders called for that purpose. Any Director may be removed with or without cause by majority vote of the Board of Directors, including the vote of the Director whose removal is being voted upon.

3.5 NEWLY CREATED DIRECTORSHIPS. The number of Directors may be increased from time to time by amendment of these By-Laws adopted pursuant to Article Eight hereof.

3.6 RESIGNATION. a Director may resign at any time by giving written notice to the Board, the president or the secretary of the corporation. Unless otherwise specified in the notice, the resignation shall take effect upon receipt thereof by the Board or such corporate officer, and the acceptance of the resignation shall not be necessary to make it effective.

3.7 QUORUM. A majority of the Directors shall constitute a quorum for the transaction of business. If at any meeting of the Board there shall be less than a quorum present, a majority of those present may adjourn the meeting until a quorum is obtained and no further notice thereof need be given other than by announcement at the meeting which shall be so adjourned.

3.8 PLACE AND TIME OF BOARD MEETINGS. The Board may hold its meeting at the office of the corporation or at such other places, within or without the State of Texas, as it may from time to time determine.

3.9 REGULAR ANNUAL MEETING. The regular meeting of the Board shall be held immediately following the annual meeting of the Shareholders at the place of such annual Shareholders meeting.

3.10 NOTICE OF MEETINGS OF THE BOARD. Regular meetings of the Board may be held without notice at such time and place as the Board shall from time to time determine. Special meetings of the Board shall be held upon notice to the Directors and may be called by the president upon three days notice delivered to each Director either personally or by mail, telephone, or telegram. Upon the written request of at least two directors, special meetings shall be called by the president or by the secretary in like manner. Notice of a meeting need not be given to any Director who submits a written Waiver of Notice, whether before, during or after the meeting; nor to a Director who attends and participates in the meeting without protesting the lack of notice prior to or upon the commencement of such meeting.

3.11 EXECUTIVE AND OTHER COMMITTEES. The Board may, by appropriate resolution, designate two ore more of their number to one or more committees, which to the extent provided in said resolution or these By-Laws, may exercise the powers of the Board in the management of the business of the corporation.

3.12 COMPENSATION.   The Board may provide for compensation to be
paid to outside (i.e., not otherwise employed by the Corporation) Directors for their services as such. Alternatively the Board may provide each director with a fixed sum plus reimbursement of the necessary expenses actually incurred by their actual attendance at the annual, regular and special meetings of the Board.

3.13 DUAL CAPACITY. Directors shall not be precluded from simultaneously serving the corporation in any other capacity nor from receiving compensation from the corporation for such services.

                     ARTICLE FOUR - OFFICERS

4.1  OFFICERS, ELECTION AND TERM.

     A. The Board may elect or appoint a chairman, a president, one or more vice presidents, a secretary, an assistant secretary, a treasurer and an assistant treasurer and such other officers as it may determine who shall have duties and powers as hereinafter provided.

     B. All officers shall be elected or appointed to hold office until the next Regular Annual Meeting of the Board and until their successors have been elected or appointed and qualified.

4.2  REMOVAL, RESIGNATION, COMPENSATION, ETC.

     A. Any officer may be removed by the Board with or without cause.
               B. In the event of the death, resignation or removal of an officer, the Board may in its discretion, elect or appoint a successor to fill the unexpired term.
     C.   Any two or more offices may be held by the same person.
     D. The Board shall determine the compensation for all officers.
               E. The Directors may require that any officer give security for the faithful performance of the duties of such office.

4.3 CHAIRMAN. The Chairman of the Board, if one be elected, shall preside at all meetings of the Board and shall have and perform such other duties from time to time as may be assigned by the Board or the Executive Committee.

4.4  CHIEF EXECUTIVE OFFICER.   From time to time the Board may
elect either the Chairman, the President or any other individual to serve the Corporation as the Chief Executive Officer, with full responsibilities as the highest elected officer for the conduct of the business operations of the Corporation. Such CEO would allocate responsibilities to the President and other executive officers.

4.5 PRESIDENT. Unless otherwise determined by the Board, the president shall be the chief executive officer of the corporation and shall have the general powers and duties of supervision, management and control of the business of the corporation as is usually vested in the office of the president of a corporation, including presiding at all meetings of the Shareholders, and presiding at board meetings in the absence of the Chairman. Unless the Board provides otherwise, the president shall executed bonds, mortgages and other contracts in behalf of the corporation, and shall cause the seal to be affixed to an instrument when so required.

4.6 VICE-PRESIDENT. The vice-president shall perform such duties as from time to time the Board shall prescribe or the president shall assign. During the absence or disability of the president, the vice-president, or if there be more than one, the senior executive vice president, shall have all the powers and functions of the president.

4.7 SECRETARY. The secretary shall: attend all Shareholder and Board meetings; record all votes and minutes of all corporate proceedings; give or cause to be given notice of all Shareholder and Directors meetings; maintain custody and control of the corporate seal, affixing it upon instruments when required and authorized to do so by the Board or the president; prepare or cause to be prepared a certified list of Shareholders, in alphabetical order indicating the number os shares of each respective class held by each such Shareholder; keep all documents and corporate records as required by law and in a proper and safe manner; and to perform such other duties as may be prescribed by the Board or assigned by the president.

4.8 ASSISTANT SECRETARY. The assistant-secretary shall perform such duties and functions as may be assigned by the secretary. During the absence or disability of the secretary, the assistant-secretary, or if there are more than one, the one so designated by the secretary or by the Board, shall have all of the powers and functions of the secretary.

4.9 TREASURER. The treasurer shall: have the custody and control of the corporate funds and securities; keep full and accurate books of account, including the receipts and disbursements in the corporate accounts; record and deposit all money and other valuable in the name and to the credit of the corporation in such depositories as designated by the Board; disburse the funds of the corporate as ordered or authorized by the Board, preserving proper vouchers therefor; render full statements of the books and records, including income, profit and loss, and the financial condition of the corporation to the president and at the regular meetings of the Board. The treasurer shall render a full and accurate financial report at the annual meeting of the Shareholders. To ensure the accuracy of the reports which the treasurer is responsible for preparing, all other officers of the corporation shall provide the treasurer with such reports and statements as may be requested from time to time. The treasurer shall perform such other duties as may be required from time to time by the Board or assigned by the president.

4.10 ASSISTANT-TREASURER. The assistant-treasurer shall perform such duties and functions as may be assigned by the treasurer. During the absence or disability of the treasurer, the assistant-treasurer, or if there are more than one, the one so designated by the treasurer or by the Board, shall have all of the powers and functions of the treasurer.

4.11 SURETIES AND BOND. The Board may require any officer or agent of the corporation to provide the corporation with a surety bond in such sum and with such surety as the Board may direct, to assure the faithful performance of duties to the corporation, including responsibility for negligence and for the accounting for all assets and property of the corporation for which such officer or agent may have responsibility.

4.12 INDEMNIFICATION. The Company is authorized in its By-laws to indemnity its officers and directors to the fullest extent allowed under the provisions of the laws of the State of Texas for claims brought against such persons in their capacity as officers and or directors.

              ARTICLE FIVE - CERTIFICATES FOR SHARES

5.1 CERTIFICATES. The shares of capital stock for which the corporation is authorized to issue shall be represented by certificates, which shall be numbered and recorded in the Shareholders Record and Transfer books upon their issuance. Each certificate shall: exhibit the holder's name; the number of shares owned; be duly signed by the president and secretary; and bear the seal of the corporation. By resolution of the Board, facsimile signatures of such officers may be used. In the event that the corporation appoints a transfer agent and or registrar, in order to be valid each certificate shall exhibit the endorsed authorized signature of such agent.

5.2 LOST OR DESTROYED CERTIFICATES. The Board may direct that a new certificate(s) be issued in place of previously issued but lost or destroyed certificates upon the provision to the corporation of an affidavit by the Shareholder(s) setting forth the facts surrounding the lost or destroyed certificates. The Board may in its discretion and as a condition precedent to the issuance of a replacement certificate, require that the Shareholder provide a bond or other security, to indemnify the corporation in the event of a future claim with respect to the certificate alleged to have been lost or destroyed.

5.3  TRANSFER OF SHARES.    Upon surrender to the corporation (or
its transfer agent) of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person(s) entitled thereto, and the old certificate shall be canceled upon the Stock Transfer books and records of the corporation, which shall be kept at its principal office. Transfers made as collateral security, and not absolutely, shall be so indicated upon the transfer ledger. No transfer shall be made during the ten days immediately prior to the annual meeting of the Shareholders.

5.4 APPOINTMENT OF TRANSFER AGENT. The Board shall have the power and authority to appoint a duly licensed and SEC qualified stock transfer agency to provide stock transfer, registrar and warrant agency services to the corporation.

     CLOSING TRANSFER BOOKS. The Board shall have the power to close the share transfer books of the corporation for a period of not more than ten days during the thirty day period immediately preceding: a) any Shareholders meeting; or b) any date upon which Shareholders shall be called upon to have a right to take action without a meeting; or c) any date fixed for the payment of a dividend or any other form of distribution.

Only those Shareholders of record at the time the transfer books are closed, shall be recognized as such for the purposes of: receiving meeting notices, voting at meetings, taking action without a meeting, or receiving dividends or other distributions.

                     ARTICLE SIX - DIVIDENDS

Out of funds which are legally available, the Board may at any regular or special meeting, declare cash dividends payable upon the capital stock of the corporation. Before declaring any such dividend there may be set apart out of any funds so available, such sum or sums as the Board from time to time deems proper for working capital, or as a reserve fund to meet contingencies, or for equalizing dividends, or for such other purposes as the Board shall deem in the best interests of the corporation.

                  ARTICLE SEVEN - CORPORATE SEAL

7.1 DESCRIPTION AND USE. The seal of the corporation shall be circular in form, and shall bear the name of the corporation, the year of its organization, and the "state of Texas", and the words "Corporate Seal" or an image of the 'Lone Star'. The seal may be used by causing it to be impressed directly upon the instrument or writing to be sealed, or upon an adhesive substance to be affixed thereto. The seal on the Certificates for shares, or on any corporate obligation for the payment of money, may be facsimile, engraved or printed.

7.2  CONTROL AND CUSTODY.   Except as otherwise directed by the
Board, the president of the corporation shall cause the seal to be affixed to any corporate instruments, including bonds, mortgages and other contracts, in behalf of the corporation. When so affixed, the secretary or treasurer of the corporation shall attest thereto. The secretary of the corporation shall bear primary responsibility for maintaining custody and control of the seal at all times.

             ARTICLE EIGHT - EXECUTION OF INSTRUMENTS

All corporate instruments and documents shall be signed or countersigned, executed, verified or acknowledged by such officer or officers or other person(s) as the Board may from time to time designate. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents of the corporation, and in such manner as shall be determined from time to time by the Board.

                    ARTICLE NINE - FISCAL YEAR

The corporation's fiscal year shall be as determined by the Board of Directors prior to the expiration of the twelfth month from the date of incorporation.

            ARTICLE TEN - NOTICE AND WAIVER OF NOTICE

Unless otherwise specifically provided to the contrary, all notices required by these By-Laws shall be made, in writing and delivered by depositing same in the United States postal service mail depository, in a sealed postage-paid wrapper, properly addressed to the person entitled to notice, at the last known address of such person. Such notice shall be deemed to have been given on the day of such mailing. Shareholders not entitled to vote shall not be entitled to receive any notice of any meetings except as otherwise provided by Statute.

Before, during or after an event to which a Shareholder is entitled to notice, any Shareholder may execute a written waiver of such notice, whether required by these By-Laws, the Articles of Incorporation or any applicable statutes.


                  ARTICLE ELEVEN - CONSTRUCTION

Whenever a conflict arises between the language of these By-Laws and the Articles of Incorporation, the Articles of Incorporation shall take precedence.

                ARTICLE TWELVE - ACTION BY CONSENT

Any action taken by the Shareholders, the Directors or a Committee of the Board may be taken upon written consent, without a meeting, pursuant to the applicable provisions of the appropriate laws of the State of Texas.

                  ARTICLE THIRTEEN - AMENDMENTS

These By-Laws may be altered, changed, amended or repealed by the affirmative vote of a majority of the stock issued and outstanding and entitled to vote thereon, or the affirmative vote of a majority of the Board, at any meeting duly called, and for which proper notice of the meeting and its purpose was given to the Shareholders or the members of the Board, respectively.

               ARTICLE FIFTEEN - EMERGENCY BY-LAWS

Unless otherwise prohibited by law, in the event of and solely during a catastrophic event any one member of the Board shall constitute a quorum for the transaction of the corporation's business. Any action taken in good faith and acted upon in accordance with these By-Laws shall bind the corporation; and the corporation shall hold harmless any Director, officer, employee or agent who undertakes an action pursuant to these By-Laws.